Exhibit 99.1

Cactus Announces First Quarter 2022 Results

HOUSTON – May 4, 2022 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2022.
First Quarter Highlights
•Revenue of $145.9 million and income from operations of $31.0 million;
•Net income of $27.1 million(1) and diluted earnings per Class A share of $0.34(1);
•Adjusted net income(2) of $22.9 million and diluted earnings per share, as adjusted(2) of $0.30;
•Net income margin of 18.6% and adjusted net income margin(2) of 15.7%;
•Adjusted EBITDA(3) and Adjusted EBITDA margin(3) of $42.3 million and 29.0%, respectively;
•Cash flow from operations of $17.2 million; and
•Cash balance of $297.7 million and no bank debt outstanding as of March 31, 2022.
Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	($ in thousands)
Revenues	$145,899	$129,916	$84,417
Income from operations	$30,990	$25,712	$11,635
Net income(1)	$27,083	$20,383	$15,136
Net income margin	18.6%	15.7%	17.9%
Adjusted net income(2)	$22,859	$18,666	$8,612
Adjusted net income margin(2)	15.7%	14.4%	10.2%
Adjusted EBITDA(3)	$42,333	$36,614	$22,831
Adjusted EBITDA margin(3)	29.0%	28.2%	27.0%

(1)Net income during the first quarter of 2022 is inclusive of $1.1 million in other expense related to the revaluation of the tax receivable agreement (“TRA”) liability, a $1.0 million tax benefit related to the revaluation of our deferred tax asset and a $1.7 million tax benefit related to equity compensation. Net income during the fourth quarter of 2021 is inclusive of $1.9 million in other income related to the revaluation of the TRA liability as well as $1.3 million of income tax expense related to the revaluation of our deferred tax asset. Net income during the first quarter of 2021 is inclusive of a $5.1 million tax benefit associated with a partial release of our valuation allowance and $0.4 million in non-routine fees and expenses recorded in connection with the offering of Class A common stock in March 2021 by certain selling stockholders.
(2)Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(3)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.

Scott Bender, President and CEO of Cactus, commented, “Sequential revenue growth of 12% exceeded our expectations during the first quarter as customer activity levels continued to improve. In our Product business line, greater revenue generated per rig followed(1) drove the outperformance. Product margins also improved despite considerable inflationary cost pressures. In our Rental business line, revenue growth meaningfully exceeded the growth of U.S. completion activity during the first quarter while margins grew sequentially as well.

“Looking ahead to the second quarter, we anticipate revenue growth across all our business lines. In our Product business line, we expect to generate our first revenue in South America during the period. Despite expectations that inflationary pressures will continue to impact our supply chain, our organization has demonstrated its ability to navigate the current market environment. In Rental, supply and demand dynamics appear to be improving while in Field Service, management has recently taken steps to offset inflationary pressures impacting labor and transportation.”

Mr. Bender concluded, “Our ability to execute and the strength of our balance sheet leave Cactus in an advantaged position at this point in the industry cycle. We are excited about our prospects for growth and will continue to operate with a focus on returns and margins.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.
Revenue Categories
Product

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	($ in thousands)
Product revenue	$94,040	$83,771	$51,956
Gross profit	$33,120	$29,017	$15,435
Gross margin	35.2%	34.6%	29.7%

First quarter 2022 product revenue increased $10.3 million, or 12.3%, sequentially, as sales of wellhead and production related equipment increased primarily due to higher drilling activity in the U.S. Gross profit increased $4.1 million, or 14.1%, sequentially, with margins increasing 60 basis points due to operating leverage and cost recovery efforts, despite continued supply chain headwinds.

Rental

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	($ in thousands)
Rental revenue	$22,343	$19,225	$12,489
Gross profit	$7,254	$4,672	$318
Gross margin	32.5%	24.3%	2.5%

First quarter 2022 rental revenue increased $3.1 million, or 16.2%, sequentially, due to higher customer completion activity. Gross profit increased $2.6 million sequentially and margins increased 820 basis points as depreciation expense represented a lower percentage of revenue during the period.

Field Service and Other

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	($ in thousands)
Field service and other revenue	$29,516	$26,920	$19,972
Gross profit	$4,710	$4,884	$5,509
Gross margin	16.0%	18.1%	27.6%

First quarter 2022 field service and other revenue increased $2.6 million, or 9.6%, sequentially, as higher customer activity drove an increase in associated billable hours. Gross profit decreased $0.2 million, or 3.6%, sequentially, with margins decreasing by 210 basis points sequentially due to higher labor, fuel and third-party service costs during the period.
Selling, General and Administrative Expenses (“SG&A”)
SG&A expense for the first quarter of 2022 was $14.1 million (9.7% of revenues), compared to $12.9 million (9.9% of revenues) for the fourth quarter of 2021 and $9.6 million (11.4% of revenues) for the first quarter of 2021. The sequential increase was primarily due to higher payroll expenses, increased stock-based compensation expense and higher professional fees.
Liquidity, Capital Expenditures and Other
As of March 31, 2022, the Company had $297.7 million of cash and no bank debt outstanding. Operating cash flow was $17.2 million for the first quarter of 2022. During the first quarter, the Company made dividend payments and associated distributions of $8.3 million, which reflected the increase in dividends paid per share approved by the Board of Directors during the first quarter.

Net cash used in investing activities was $7.3 million during the first quarter of 2022, driven largely by additions to the Company’s fleet of rental equipment and enhancements to our Bossier City location. For the full year 2022, the Company continues to expect capital expenditures to be in the range of $20 to $30 million.

As of March 31, 2022, Cactus had 60,197,420 shares of Class A common stock outstanding (representing 79.3% of the total voting power) and 15,674,282 shares of Class B common stock outstanding (representing 20.7% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.11 per share of Class A common stock with payment to occur on June 16, 2022 to holders of record of Class A common stock at the close of business on May 30, 2022. A corresponding distribution of up to $0.11 per CW Unit has also been approved for holders of CW Units of Cactus Wellhead, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, May 5, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866) 374-5140. International parties may dial (404) 400-0571. The access code is 45374631#. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.
An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Haynesville, Eagle Ford and Bakken, among other areas, and in Eastern Australia. Cactus also conducts rental and service operations in the Kingdom of Saudi Arabia.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.
Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands, except per share data)
Revenues
Product revenue	$94,040	$51,956
Rental revenue	22,343	12,489
Field service and other revenue	29,516	19,972
Total revenues	145,899	84,417

Costs and expenses
Cost of product revenue	60,920	36,521
Cost of rental revenue	15,089	12,171
Cost of field service and other revenue	24,806	14,463
Selling, general and administrative expenses	14,094	9,627
Total costs and expenses	114,909	72,782
Income from operations	30,990	11,635

Interest expense, net	(100)	(152)
Other expense, net	(1,115)	(406)
Income before income taxes	29,775	11,077
Income tax expense (benefit)	2,692	(4,059)
Net income	$27,083	$15,136
Less: net income attributable to non-controlling interest	6,467	3,577
Net income attributable to Cactus, Inc.	$20,616	$11,559

Earnings per Class A share - basic	$0.35	$0.24
Earnings per Class A share - diluted (a)	$0.34	$0.19

Weighted average shares outstanding - basic	59,288	49,166
Weighted average shares outstanding - diluted (a)	76,162	75,774

(a)Dilution for the three months ended March 31, 2022 includes $6.7 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 16.5 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities. Dilution for the three months ended March 31, 2021 includes $3.8 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 25% and 26.3 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31	December 31,
	2022	2021
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$297,741	$301,669
Accounts receivable, net	104,211	89,205
Inventories	136,201	119,817
Prepaid expenses and other current assets	8,212	7,794
Total current assets	546,365	518,485

Property and equipment, net	132,746	129,117
Operating lease right-of-use assets, net	21,678	22,538
Goodwill	7,824	7,824
Deferred tax asset, net	316,526	303,074
Other noncurrent assets	1,052	1,040
Total assets	$1,026,191	$982,078

Liabilities and Equity
Current liabilities
Accounts payable	$51,168	$42,818
Accrued expenses and other current liabilities	28,746	28,240
Current portion of liability related to tax receivable agreement	11,769	11,769
Finance lease obligations, current portion	5,593	4,867
Operating lease liabilities, current portion	5,181	4,880
Total current liabilities	102,457	92,574

Deferred tax liability, net	1,432	1,172
Liability related to tax receivable agreement, net of current portion	283,620	269,838
Finance lease obligations, net of current portion	7,009	5,811
Operating lease liabilities, net of current portion	16,571	17,650
Total liabilities	411,089	387,045

Equity	615,102	595,033
Total liabilities and equity	$1,026,191	$982,078

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income	$27,083	$15,136
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	8,677	9,193
Deferred financing cost amortization	42	42
Stock-based compensation	2,666	2,003
Provision for expected credit losses	(110)	66
Inventory obsolescence	480	1,308
(Gain) loss on disposal of assets	(293)	4
Deferred income taxes	1,919	(4,691)
Loss from revaluation of liability related to tax receivable agreement	1,115	—
Changes in operating assets and liabilities:
Accounts receivable	(14,681)	(13,575)
Inventories	(16,648)	1,012
Prepaid expenses and other assets	(463)	(17)
Accounts payable	6,934	791
Accrued expenses and other liabilities	488	4,475
Net cash provided by operating activities	17,209	15,747

Cash flows from investing activities
Capital expenditures and other	(7,652)	(2,428)
Proceeds from sale of assets	358	400
Net cash used in investing activities	(7,294)	(2,028)

Cash flows from financing activities
Payments on finance leases	(1,438)	(1,174)
Dividends paid to Class A common stock shareholders	(6,664)	(4,497)
Distributions to members	(1,654)	(1,674)
Repurchase of shares	(4,424)	(3,138)
Net cash used in financing activities	(14,180)	(10,483)

Effect of exchange rate changes on cash and cash equivalents	337	75

Net increase (decrease) in cash and cash equivalents	(3,928)	3,311

Cash and cash equivalents
Beginning of period	301,669	288,659
End of period	$297,741	$291,970

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(in thousands, except per share data)
Net income	$27,083	$20,383	$15,136
Adjustments:
Other non-operating (income) expense, pre-tax(1)	1,115	(1,902)	—
Secondary offering related expenses, pre-tax(2)	—	—	406
Income tax expense differential(3)	(5,339)	185	(6,930)
Adjusted net income	$22,859	$18,666	$8,612

Diluted earnings per share, as adjusted	$0.30	$0.25	$0.11

Weighted average shares outstanding, as adjusted(4)	76,162	76,148	75,774

Revenue	$145,899	$129,916	$84,417
Net income margin(5)	18.6%	15.7%	17.9%
Adjusted net income margin	15.7%	14.4%	10.2%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.
(3)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26% on income before income taxes for the three months ended March 31, 2022, 27% for the three months ended December 31, 2021 and 25% for the three months ended March 31, 2021.
(4)Reflects 59.3, 59.0, and 49.2 million weighted average shares of basic Class A common stock outstanding and 16.5, 16.7 and 26.3 million of additional shares for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.
(5)Net income margin represents net income divided by total revenue.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(in thousands)
Net income	$27,083	$20,383	$15,136
Interest expense, net	100	142	152
Income tax expense (benefit)	2,692	7,089	(4,059)
Depreciation and amortization	8,677	8,828	9,193
EBITDA	38,552	36,442	20,422
Other non-operating (income) expense(1)	1,115	(1,902)	—
Secondary offering related expenses(2)	—	—	406
Stock-based compensation	2,666	2,074	2,003
Adjusted EBITDA	$42,333	$36,614	$22,831

Revenue	$145,899	$129,916	$84,417
Net income margin(3)	18.6%	15.7%	17.9%
Adjusted EBITDA margin	29.0%	28.2%	27.0%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.
(3)Net income margin represents net income divided by total revenue.

Cactus, Inc. – Supplemental Information
Depreciation and Amortization by Category
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(in thousands)
Cost of product revenue	$748	$758	$806
Cost of rental revenue	6,167	6,272	6,625
Cost of field service and other revenue	1,673	1,705	1,655
Selling, general and administrative expenses	89	93	107
Total depreciation and amortization	$8,677	$8,828	$9,193

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Cactus U.S. onshore rigs followed	254	228	161
Baker Hughes U.S. onshore rig count quarterly average	616	543	377
Market share	41.2%	42.0%	42.7%